                                                                     EXHIBIT 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                               ATLAS CORPORATION

     ATLAS CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          The name of the corporation (hereinafter called the "Corporation") is Atlas Corporation, which is the name under which the Corporation was originally incorporated. The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was October 31, 1936.

          The provisions of the Certificate of Incorporation of the Corporation, as heretofore amended and supplemented, are hereby restated and integrated into a single instrument which is hereinafter set forth and is entitled "Amended and Restated Certificate of Incorporation of Atlas Corporation" without further amendment and without any discrepancy between the provisions of the Certificate of Incorporation, as heretofore amended and supplemented, and the provisions of the Restated Certificate of Incorporation.

          The Board of Directors of the Corporation has duly adopted the Amended and Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the following form:

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                                      OF

                               ATLAS CORPORATION

     FIRST:   The name of the Corporation is Atlas Corporation.

     SECOND: The registered office or place of business of the Corporation in the State of Delaware is located as 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

     THIRD:   The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

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      1.  To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporations, associations or trust estates, domestic or foreign, or of any firm or individual estates, domestic or foreign, or of any firm or individual or of the United States of any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor stocks, bonds or other securities or evidences of indebtedness of the Corporation, and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting power thereon;

      2. To carry on the business of general brokers, dealers and underwriters in stocks, bonds, securities, mortgages and other choses in action, including the acquisition thereof by original subscription, underwriting or otherwise howsoever; to make investments in such property; and to hold, manage, mortgage, pledge, sell and dispose of the same in like manner as individuals may do;

      3. To aid in any manner any corporation, association or trust estate, domestic or foreign or any firm or individual, any shares of stock in which or any bonds, debentures, notes, securities, evidences of indebtedness, contracts or obligations of which are held by or for the Corporation, directly or indirectly, or in which, or in the welfare of which, the Corporation shall have any interest, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by it or in which it may be at any time interested, directly or indirectly or through other corporations or otherwise; and to organize or promote or facilitate the organization of any corporation, association, partnership, syndicate or entity, domestic or foreign;

      4. To buy, sell, and otherwise deal in notes, open accounts and other similar evidences of indebtedness and to loan money and to take notes, open accounts and other similar evidences of indebtedness as collateral security therefor;

      5. To borrow money and to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed or in payment for property purchased or acquired or for any other lawful object; to mortgage or pledge all or any part of its properties, rights, interests and franchises, including any or all shares of stocks, bonds, debentures, notes, scrip or other obligations or evidences of indebtedness at any time owned by it; to confer upon the holders of any bonds, promissory notes, bills of exchange, debentures or other obligations or evidences of indebtedness of the Corporation, secured or unsecured, the right to convert the same into any series of any class of stock of the Corporation now or hereafter authorized;

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      6.  To guarantee or assume the payment of any dividends upon any capital stock and to assume or guarantee by endorsement or otherwise the principal or interest, or both, of any bonds, debentures, notes, scrip or other obligations or evidences of indebtedness, or the performance of any contract or obligations, of any other corporation, trust estate or association, domestic or foreign, or of any firm or individual in which it may have a lawful interest, in so far as and to the extent that such guaranty may be permitted by law;

      7. To purchase or otherwise acquire shares of its own stock and options to purchase shares of its own stock (insofar as may be permitted by law) and its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, and to cancel or to hold, transfer or reissue the same to such persons, firms, corporations or associations and upon such terms and conditions as the Board of Directors may in its discretion determine, without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders;

      8. To transact any manufacturing or mining business and to purchase or otherwise acquire, to hold or own, to mortgage, sell, pledge, assign, transfer or otherwise dispose of and to invest, trade and deal in goods, wares and merchandise and property of every class and description.

      9. To acquire by discovery, location, purchase, lease, assignment, patent or otherwise, mining claims and lands containing or supposed to contain gold, silver, copper, lead, zinc, iron, mercury, pumice, uranium, thorium, vanadium, or any other ores, minerals or metals and to open, develop, maintain and operate mines on the said lands and locations and to mine and produce any and all of the said ores, metals and minerals;

      10. To acquire, collect, explore, develop, refine, process, store, utilize, sell, transport, transmit, distribute or otherwise use, apply or dispose of any and all natural resources, of whatever nature or character and wherever located, and whether now known or hereafter discovered;

      11. To acquire, buy, hold, invest in, sell, lease, exchange, deal in, manage, operate, control, improve, develop, explore, maintain and dispose of lands, properties, leases, mineral rights, royalties, participations and other interests of whatsoever nature in petroleum and other oils, gas, coal, sulphur, lignite, sand, clay, gravel, stone and other minerals and mineral substances, salt, brine and other mineral solutions in any form or of any kind whatsoever;

      12. To acquire, buy, hold, store, use, own, sell, lease, exchange, dispose of, transport, transmit, distribute, deal in, manufacture, produce, refine, furnish and supply petroleum and other oils, gas, coal, sulphur, lignite, sand, clay, gravel, stone and other minerals and mineral substances, salt, brine and other mineral solutions in any form or of any kind whatsoever, and any substances, articles or things of which or in the production of which

                                      -3-
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petroleum, other oils, gas, minerals or mineral substances or mineral solutions form a part;

      13. To produce, manufacture, buy or otherwise acquire, distribute, use, sell or otherwise dispose of petroleum and other oils, natural gas or artificial gas or a mixture of natural and artificial gas for light, heat, power and other purposes, and to produce, acquire, use, sell and distribute the by-products and residual products therefrom, and to construct or in any manner acquire, maintain, operate, encumber, sell, or in any manner dispose of works therefor and any and all equipment and appurtenances relating or incident thereto;

     14. To engage in any business relating, directly or indirectly, to the discovery, development, production, use or application of nuclear, fissionable, fusionable or radioactive materials and atomic energy, whether now known or hereafter invented or discovered;

     15. To search, prospect and explore for, mine, drill, extract, remove, produce, acquire by purchase or otherwise, own, use, store, transport, sell or otherwise dispose of, refine, distill, concentrate, synthesize, treat chemically, recycle, mill, manufacture, process and reprocess all ores, minerals, gases and other natural or artificial substances, and all products, by-products and residual products thereof or therefrom, related to or having any purpose in connection with nuclear, fissionable, fusionable or radioactive materials and atomic energy, whether now known or hereafter invented or discovered;

     16. To build, manufacture, fabricate, construct, assemble, design, develop, experiment with, produce, purchase, charter, hire, or otherwise acquire, own, maintain, hold, operate, use, install, equip, replace, service, process, reprocess, repair, remodel, recondition, sell, lease, transfer, assign, mortgage, pledge or otherwise dispose of, trade and deal in nuclear reactors and related and associated devices, power units and plants, heating units and plants, engines, machines, mechanisms, facilities, installations, tools, implements, instruments, measuring, indicating or detecting devices, appliances and apparatus of whatsoever kind and description, whether now known or hereafter invented or discovered, making use of, related to or having any purpose in connection with nuclear, fissionable, fusionable or radioactive materials and atomic energy;

     17. To devise, experiment with, develop, improve, service, manufacture, product, sell, lease or otherwise dispose of, market, deal and trade in substances, products and by-products, including radioactive isotopes of long and short life, and procedure, processes and applications in agriculture, horticulture, commerce, industry, medicine, military affairs, or any and all other fields of human endeavor, including the treatment, preparation and preservation of foods, beverages, drugs, and medicinal products, making use of, related to or having any purpose in connection with nuclear, fissionable, fusionable or radioactive materials and atomic energy, whether now known or hereafter invented or discovered;

     18. To undertake, manage and control any and all kinds of scientific, historical, geographical, artistic or other enterprises and investigations, and to conduct, promote and finance

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any and all kinds of research, experiments, investigations, expeditions and explorations in aid thereof;

     19. To buy, lease and otherwise acquire lands and interests in lands of every kind and description and wheresoever situated; to buy, lease and otherwise acquire, and to construct and erect buildings and structures in and on such lands for any use or purpose; to hold, own, improve, develop, maintain, operate, let, lease, mortgage, sell, or otherwise dispose of such property or any thereof; to equip and operate warehouses, office buildings, hotels, apartment house, apartment hotels, theaters, restaurants, and cafes, or any other buildings and structures of whatsoever kind;

     20. To manufacture, produce, buy, hire, or otherwise acquire, use, sell, lease, license others to use, or otherwise turn to account or dispose of, exhibit and distribute all kinds of sound or silent pictures, whether still or moving, apparatus and goods of all kinds useful in making, receiving, collecting, transcribing, reproducing, exhibiting, transmitting, broadcasting, telecasting or otherwise dealing with the same, and also any and all parts, apparatus, equipment, supplies, materials, chemicals, implements, devices and things incidental to or useful in connection with any of the foregoing;

     21. To own, lease, or otherwise acquire and to manage, operate, and control theatres and other places of amusement and entertainment; to own, lease, or otherwise acquire, and to manage, operate, and control radio, telegraph, telephone, radio broadcasting and telecasting systems or stations and any other means of communication, whether now known or hereafter discovered or invented; to carry on a general theatrical and amusement business and every branch thereof or every business connected therewith; and to carry on any other business of a similar or related nature or capable of being conveniently carried on in connection with the foregoing or calculated directly or indirectly to enhance the value of the property or rights of the Corporation;

     22. To acquire, buy, hold, own, lease, manage and control lands, interests in lands, concessions, railroads, canals, water courses, dams, irrigation systems, drainage systems, structures, buildings, factories, shops, warehouses, machinery, tools, ships, boats, cars, trucks, busses, engines, aircraft and any other property, real and personal, of whatsoever kind, and to do any acts necessary or convenient in connection with the exercise of the foregoing powers;

     23. To plan, design, construct, alter, repair, remove or otherwise engage in any work upon bridges, railroads, dams, canals, piers, docks, wharves, buildings, structures, foundations, mines, shafts, tunnels, wells, water works and all kinds of structural excavations and subterranean work and generally to carry on the business of contractors and engineers;

     24. To transact a general real estate agency and brokerage business and to act as agents, brokers or attorneys in fact for any persons, firms, or corporations in buying, selling and dealing in real property and any and every estate or interest therein;

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

     25. To make, enter into and carry out any arrangements with any domestic or foreign, governmental, municipal or public authority or with any corporation, association, firm, syndicate, entity or individual, domestic or foreign, and to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise any powers, rights, privileges, immunities, franchises, guaranties, grants and concessions; to acquire, hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon;

     26. To manufacture, improve, repair and work upon minerals, metals, wood, oils and other liquids, gases, chemicals, animal and plant products or any of the products and by-products thereof or any article or thing into the manufacture of which any of the foregoing may enter;

     27. To buy, sell, lease exchange, trade and otherwise deal in any and all kinds of manufactured articles, raw materials, synthetics, minerals, oils, gases, liquids, animal and plant products and any other goods, wares, merchandise, articles, substances and things whatsoever, and generally to carry on the business of storekeepers, merchants, factors, traders, importers and exporters;

     28. To carry on the business of trucking, warehousing and storage, including the storage of all kinds of goods, wares and merchandise, the issue of storage and warehouse receipts, negotiable and non-negotiable, covering all kinds of goods, wares and merchandise;

     29. To develop, acquire, buy, hold, own, sell, exchange, apply for, control, dispose of, deal in, use, discover, improve, work upon, assign, lease, mortgage, grant licenses to use, or otherwise dispose of patents, patent rights, copyrights, inventions, improvements, devices and processes, trade-marks, trade names, trade symbols and other indications of origin and ownership;

     30. To take over, acquire, buy, hold, own, sell, exchange, dispose of, finance, build up, promote, improve, maintain, operate, equip and manage any and all kinds of industrial, engineering, producing, servicing, supplying, mining, manufacturing, agricultural, horticultural, selling, trading, entertainment and other productive and commercial enterprises, businesses and undertakings, public or private;

     31. To act as financial, business or purchasing agent for domestic or foreign corporations, individuals, partnerships, associations, states, governments or other bodies;

     32. To acquire, organize, assemble develop, build-up and operate constructing, producing, booking, servicing, supplying, and operating, and other organizations and systems and to hire, sell, lease, exchange, turn over, deliver and dispose of such organizations, in whole or in part, and as going organizations and systems and otherwise, and to enter into and perform contracts, agreements and undertakings of any kind in connection with any or all of the foregoing purposes;

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     33.  To do all and everything necessary and proper for the accomplishment of the objects herein enumerated or necessary or incidental to the protection and benefit of the Corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether such business is similar in nature to the objects and powers hereinabove set forth, or otherwise; but nothing herein contained is to be construed as giving the Corporation the power of issuing bills, notes or other evidences of debt for circulation as money, or the power of carrying on the business of receiving deposits of money, or the business of buying gold or silver bullion or foreign coins, or the business of constructing, maintaining and operating public utilities within the State of Delaware.

     34. To do any or all things herein set forth to the same extent as natural persons might or could do, as principal, agent, contractor or otherwise, and either alone or in conjunction with one or more other persons, firms, associations, trust estates or corporations;

     35. To conduct its business and promote its objects in the State of Delaware, other States, the District of Columbia, the territories and colonies of the United States and in foreign countries, without restriction as to place or amount, and to have one or more offices without as well as within the State of Delaware and to hold, purchase, mortgage and convey real or personal property without as well as within the State of Delaware.

     The foregoing clauses shall be construed as objects, purposes and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not beheld to limit or restrict in any manner the powers of the Corporation.

     Only the business for which a corporation may be formed under the provisions of the General Corporation Law of the State of Delaware may be conducted by the Corporation.

     FOURTH: The total number of shares of capital stock which may be issued by the Corporation is 101,000,000, of which 100,000,000 shares shall be Common Stock, par value $0.01 per share, and 1,000,000 shares shall be Series Preferred Stock, par value $1.00 per share.

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock, are as follows:

                            SERIES PREFERRED STOCK

           I. The Board of Directors is hereby expressly authorized to issue the shares of Series Preferred Stock in series and to determine the number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each series. The authority of the Board of Directors with respect to each series shall include, without limitation, the authority to determine any or all of the following matters:

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           (a) The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

           (b) The voting powers of such series whether full, limited or none;

           (c) The terms and provisions governing the redemption of shares of such series, if redeemable;

           (d) The terms and provisions governing the operation of retirement or sinking funds, if any, for the retirement or purchase of shares of such series;

           (e) The rights of holders of shares of such series to receive dividendes thereon and the dividend rates, the conditions and time of payment of dividends, the extent to which dividends are payable in preference to, or in any other relation to, dividends payable on any other class or classes or series of stock, and whether such dividends shall be cumulative or non-cumulative;

           (f) The rights of holders of shares of such series upon the dissolution of, or upon distribution of the assets of, the Corporation;

           (g) The rights, if any, of holders of shares of such series to convert such shares into or to exchange such shares for shares of any other class or classes of stock, or of any series thereof, of the Corporation and the price or prices or rate or rates for such conversion or exchange, and any adjustments thereto; and

           (h) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series.

     The shares of each series may vary from the share of any other series as to any of such matters.

     Dividends on all outstanding shares of Series Preferred Stock must be declared and paid, or set aside for payment, before any dividends may be declared and paid, or set aside for payment, on share of Common Stock with respect to the same dividend period.

                                 COMMON STOCK

       II. Subject to all of the rights of the Series Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

       III. Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to holders of the Series Preferred Stock as provided in Section I of this Article Fourth, or after an amount sufficient to make such payment in full (or the

                                      -8-
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portion of such amount not already paid out for such purpose) shall have been deposited in trust for the purpose with any bank or trust company having capital, surplus and undivided profits of not less than $5,000,000, the holders of the Common Stock shall, subject to the respective terms and provisions, if any, applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series Preferred Stock shall not be entitled to share therein.

       IV. Subject to the provisions hereof, the Common Stock shall be entitled to one vote for each share for the election of directors and upon all other matters.

                                    GENERAL

       V. Nothing contained herein shall limit any legal right of the Corporation to purchase any shares of Series Preferred Stock, or any shares of its Common stock (except as otherwise provided in or pursuant to Section I of this Article Fourth), or any options to purchase shares of its own stock of any class.

       VI. No holder of any stock of the Corporation shall have any right, as such holder, to purchase or subscribe for or otherwise acquire any shares of stock or any securities or obligations convertible into, or exchangeable for, or any right, warrant or option to purchase, any shares of stock of any class which the Corporation may at any time hereafter issue or sell, whether now or hereafter authorized, but any and all such stock, securities, obligations, rights, warrants and options may be issued and disposed of by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same or any thereof, to the stockholders.

       VII. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

       VIII. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

       IX. The minimum amount of capital with which the Corporation will commence business is $1,000.

     FIFTH: The Corporation is to have perpetual existence.

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     SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

     SEVENTH: The number of Directors of the Corporation which shall constitute the whole Board of Directors shall be such as from time to time shall be fixed by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors, but in no case shall the number be less than six or more than 13. The Directors to be elected by the holders of Common Stock shall be divided into three Classes designated Classes I, II and III, and each such Class shall consist of not less than two or more than five Directors, as determined from time to time by the Board of Directors. Each Class I Director holding office at the time of the 1989 annual meeting of stockholders shall serve a remaining term of two years, each Class II Director elected at the 1989 annual meeting of stockholders shall serve a term of three years, and each Class III Director holding office at the time of the 1989 annual meeting of stockholders shall serve a remaining term of one year, or in each case until their successors are duly elected and qualified. At each annual meeting of stockholders, commencing with the 1990 annual meeting, the successors to any Class of Directors whose terms then expire shall be elected to service three-year terms, or until their successors are duly elected and qualified. Except as may otherwise be required by law, any vacancy occurring among the Directors of any Class, and any newly created directorship occurring by reason of any increase in the number of Directors in such Class, may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and Directors chosen to fill such vacancies shall hold office until the next election of the Class for which such Directors shall have been chosen, or until their successors are duly elected and qualified. Directors elected by the holders of Common Stock may not be removed without cause. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Series Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by statute or this Certificate of Incorporation, this Article may not be amended, altered, repealed or otherwise changed unless approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock of the Corporation entitled to vote thereon.

     All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

     IN FURTHERANCE AND NOT IN LIMITATION OF THE OWERS CONFERRED BY STATUTE THE BOARD OF DIRECTORS IS EXPERESSLY AUTHORIZED:

     (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

    (b) To be set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and/or to abolish any such reserve or reserves in the manner in which created.

    (c) To make, amend, alter, change, add to or repeal by-laws of the Corporation, without any action on the part of the stockholders. The by-laws made by the directors may be amended, altered, changed, added to or repealed by a majority of a quorum of the stockholders.

    (d) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real or personal property of the Corporation.

    (e) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or by-laws or as authorized by resolution of the stockholders or Board of Directors.

    (f) To authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, the Executive committee and other committees and/or salaries for serving as such directors or committee members, and to determine the amount of such compensation.

    (g) From time to time to formulate, establish, promote and carry out, and to amend, alter, change, revise, recall, repeal or abolish, a plan or plans for the participation by all or any of the employees, including directors and officers, of the Corporation, or of any corporation, company, association, trust or organization in which or in the welfare for which the Corporation has any interest, and those actively engaged in the conduct of the Corporation's business, in the profits, gains or business of the Corporation or of any branch or division thereof, as part of the Corporation's legitimate expenses and for the furnishing to such employees, directors, officers or persons, or any of them, at the Corporation's expense, of medical services, insurance against accident, sickness or death, pensions during old age, disability or unemployment, education, housing, social services, recreation or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as the Board of Directors shall determine.

    EIGHTH: Until such time as the Corporation shall issue shares of its capital stock in addition to the shares of its Common Stock issuable pursuant to the provisions of Article V of the Agreement of Merger dated as of November 30, 1955, of Atlas Corporation, Airfleets, Inc., Albuquerque Associated Oil Company, RKO Pictures Corporation, San Diego Corporation and

Wasatch Corporation, or shall by action of its Board of Directors transfer additional amounts to capital represented by shares of its capital stock, the capital of the Corporation shall be a sum equal to $1 for each share of its Common Stock so issued. There shall be transferred from time to time to capital represented by shares of capital stock of the Corporation such amounts as may be necessary to make the capital of the Corporation the sum aforesaid.

     NINTH: (a) A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any director or officer of any firm of which any director or officer is a member or any corporation of which any director or officer is a stockholder, officer or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors or of the Executive Committee, without counting in such majority or quorum any director so interested or member of a firm so interested, or a stockholder, officer or director of a corporation so interested, or (2) by the written consent, or by the vote of any stockholders' meeting of the holders of record, of a majority of all the outstanding shares of stock of the Corporation entitled to vote, nor shall any director or officer be liable to account to the Corporation for any profits realized by or from or through any such transaction or contract authorized, ratified or approved as aforesaid by reason of the fact that he, or any firm of which he is a member or any corporation of which he is a stockholder, officer or director was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such contracts in any other manner permitted by law.

             (b) No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation in good faith, if such person
(i) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (ii) took, or omitted to take, such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by officers or employees of the Corporation which he had reasonable grounds to believe or upon a financial statement of the Corporation prepared by an officer or employee of the Corporation in charge of its accounts or certified by a public accountant or firm of public accountants.

             (c) Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or act.

          (d)  To the full extent permitted by subsections (a), (b) and (e) of
Section 145 of the General Corporation Law of Delaware or any successor provisions thereto, (1) the Corporation shall (A) indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and (B) pay expenses incurred by such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, and (2) the Corporation may (A) indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and (B) pay expenses incurred by such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The foregoing indemnification and advancement of expenses provisions shall not be deemed exclusive of any other rights to indemnification or advancement of expenses to which any such person may be entitled under any statute, by-law, agreement, vote of stockholders of disinterested directors or otherwise. Any change in law that purports to restrict the ability of the Corporation to indemnify or advance expenses to any such person shall not affect the Corporation's obligation or right to indemnify and advance expenses to any such person with respect to any action, claim, suit or proceeding that occurred or arose, or that is based on events or acts that occurred or arose, prior to such change in law.

     TENTH: Any property of the Corporation not essential to the conduct of its corporate business may be sold, leased, exchanged or otherwise disposed of by authority of its Board of Directors, and the Corporation may sell, lease or exchange all of its property and assets, including its good-will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation of corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation, when and as authorized by the affirmative vote of the holders of a majority of each class of stock issued and outstanding, voting separately by classes, given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of each such class issued and outstanding.

     ELEVENTH: Upon the written consent or affirmative vote of the holders of a majority in aggregate number of the shares of stock of the Corporation then outstanding and entitled to vote, and subject to the express provisions hereof, every statute of the State of Delaware (a) increasing, diminishing, or in any way affecting the rights, powers or privileges of stockholders of corporations organized under the general laws of said State, or (b) giving effect to the action taken by any part, less than all, of the stockholders of any such corporation, shall be binding upon the Corporation and every stockholder thereof, to the same extent as if such statute had been in force at the date of the making, filing and recording of this Certificate of Incorporation of the Corporation.

     TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders of any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the Creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon officers, directors and stockholders herein are granted subject to this reservation.

     FOURTEENTH: Except as otherwise provided in this Article, the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock of the Corporation entitled to vote thereon is required for the approval of (a) any agreement of merger or consolidation of the Corporation with or into another corporation which is required by law to be approved by the stockholders of the Corporation, (b) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation, or (c) any issuance or delivery of securities of the Corporation in exchange or payment for any securities, properties or assets of any other person or entity in a transaction in which the authorization or approval of stockholders of the Corporation is required by law or any agreement to which the Corporation is a party. The foregoing special voting requirement shall not be applicable to any of the foregoing types of transactions if the other party thereto is, directly or indirectly, a subsidiary of the Corporation. For this purpose, subsidiary means any corporation, association or other business entity of which more than 50% of the outstanding shares of stock or similar interests of each class having ordinary voting power (other than stock or similar interests having such power by reason of the happening of a contingency) is at the time owned of record and/or beneficially by the

Corporation, or by one or more subsidiaries, or by the Corporation and one or more subsidiaries. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by statute of this Certificate of Incorporation, this Article may not be amended, altered, repealed or otherwise changed unless approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock of the Corporation entitled to vote thereon.

     FIFTEENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing provision of this Article FIFTEENTH shall not apply to the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. This Article FIFTEENTH shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article FIFTEENTH became effective.

Signed and attested to on July 28, 1998.


                                              /s/ Greg B. Shafter
                                              -----------------------
                                              By:    Gregg B. Shafter
                                                     President


Attest:

/s/ James R. Jensen
-------------------------
By:   James R. Jensen
      Secretary & Treasurer

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